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                                                                     Exhibit 1.1

                 STRUCTURED ADJUSTABLE RATE MORTGAGE LOAN TRUST
               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-20

                                 TERMS AGREEMENT

                                                        Dated: December 27, 2004

To: Structured Asset Securities Corporation, as Depositor under the Trust Agreement dated as of December 1, 2004 (the "Trust Agreement").

Re: Underwriting Agreement Standard Terms dated as of April 16, 1996 (the "Standard Terms," and together with this Terms Agreement, the "Agreement").

Series Designation:        Series 2004-20.

Terms of the Series 2004-20 Certificates: Structured Adjustable Rate Mortgage Loan, Series 2004-20 Mortgage Pass-Through Certificates, Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 4-A, Class 5-A, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B3X, Class B4, Class B4X, Class B5, Class B5X, Class B6, Class B7, B7X, Class B8, Class B8X, Class B9, Class B10, Class B11, Class B12, Class P, Class CX and Class R (the "Certificates") will evidence, in the aggregate, the entire beneficial ownership interest in a trust fund (the "Trust Fund"). The primary assets of the Trust Fund consist of five pools of adjustable rate mortgage loans (the "Mortgage Loans"). Only the Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 4-A, Class 5-A, Class B1, Class B1X, Class B2, Class B2X, Class B3, Class B3X, Class B4, Class B4X, Class B5, Class B5X, Class B6, Class B7, Class B7X, Class B8, Class B8X, Class B9 and Class R Certificates (the "Offered Certificates") are being sold pursuant to the terms hereof.

Registration Statement: File Number 333-115858.

Certificate Ratings: It is a condition of Closing that at the Closing Date the Class 1-A1, Class 1-A2, Class 1-A3, Class 2-A1, Class 2-A2, Class 3-A1, Class 3-A2, Class 4-A, Class 5-A and Class R Certificates be rated "AAA" by Standard & Poor's, A division of The McGraw-Hill Companies, Inc. ("S & P"); the Class 1-A1, Class 1-A2, Class 2-A1, Class 3-A1, Class 4-A, Class 5-A and Class R Certificates be rated "Aaa" by Moody's Investors Service, Inc.("Moody's" and together with S&P, the "Rating Agencies"); the Class B1 and Class B1X Certificates be rated "AA+" by S&P and "Aa1" by Moody's; the Class B2 and Class B2X Certificates be rated "AA+" by S&P and "Aa2" by Moody's; the Class B3 and B3X Certificates be rated "AA" by S&P and "Aa3" by Moody's; the Class B4 and Class B4X Certificates be rated "AA" by S & P; the Class B5 and Class B5X Certificates be rated "AA-" by S&P and "A2" by Moody's; the Class B6 Certificates be rated "A" by S & P; the Class B7 and Class B7X Certificates be rated "A-" by S&P and "Baa2" by Moody's; the Class B8 and Class B8X Certificates be rated "BBB" by S&P and "Baa3" by Moody's; and the Class B9 Certificates be rated "BBB" by S&P.

Terms of Sale of Offered Certificates: The Depositor agrees to sell to Lehman Brothers Inc., (the "Underwriter") and the Underwriter agrees to purchase from the Depositor, the Offered Certificates in the principal amounts and prices set forth on Schedule 1 annexed hereto. The purchase price for the Offered Certificates shall be the Purchase Price Percentage set forth in Schedule 1 plus accrued interest at the initial interest rate per annum from and including the Cutoff Date up to, but not including, the Closing Date.

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The Underwriter will offer the Offered Certificates to the public from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Cut-off Date:  December 1, 2004.

Closing Date: 10:00 A.M., New York time, on or about December 30, 2004. On the Closing Date, the Depositor will deliver the Offered Certificates to the Underwriter against payment therefore for the account of the Underwriter.

                      [SIGNATURE PAGE IMMEDIATELY FOLLOWS]

                                        2
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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between the Depositor and the Underwriter in accordance with its terms.

                                               LEHMAN BROTHERS INC.

                                               By:
                                                      -------------------------
                                               Name:  Mary Stone
                                               Title: Vice President

Accepted:

STRUCTURED ASSET SECURITIES CORPORATION

By:
       --------------------------
Name:  Michael C. Hitzmann
Title: Vice President

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                                   Schedule 1

              INITIAL
           CERTIFICATE
            PRINCIPAL          CERTIFICATE
          (OR NOTIONAL)          INTEREST       PURCHASE PRICE
CLASS       AMOUNT(1)              RATE            PERCENTAGE
-------   --------------      ----------------   --------------
1-A1      $  267,874,000        Adjustable(2)         100%
1-A2      $  100,000,000        Adjustable(2)         100%
1-A3      $    8,275,000        Adjustable(2)         100%
2-A1      $  205,983,000        Adjustable(2)         100%
2-A2      $    8,424,000        Adjustable(2)         100%
3-A1      $  169,174,000        Adjustable(2)         100%
3-A2      $    5,451,000        Adjustable(2)         100%
4-A       $   59,020,000        Adjustable(2)         100%
5-A       $   36,491,000        Adjustable(2)         100%
B1        $   10,652,000      Adjustable(4)(5)        100%
B1X       $   10,652,000(3)   Adjustable(2)(3)        100%
B2        $    9,726,000      Adjustable(4)(5)        100%
B2X       $    9,726,000(3)   Adjustable(2)(3)        100%
B3        $    6,019,000      Adjustable(4)(5)        100%
B3X       $    6,019,000(3)   Adjustable(2)(3)        100%
B4        $    7,872,000      Adjustable(4)(5)        100%
B4X       $    7,872,000(3)   Adjustable(2)(3)        100%
B5        $    1,850,000      Adjustable(4)(5)        100%
B5X       $    1,850,000(3)   Adjustable(2)(3)        100%
B6        $    9,261,000      Adjustable(4)(5)        100%
B7        $    2,313,000      Adjustable(4)(5)        100%
B7X       $    2,313,000(3)   Adjustable(2)(3)        100%
B8        $    2,776,000      Adjustable(4)(5)        100%
B8X       $    2,776,000(3)   Adjustable(2)(3)        100%
B9        $    1,387,000      Adjustable(4)(5)        100%
R         $          100        Adjustable(2)         100%

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(1)     These balances are approximate, as described in the prospectus supplement.

(2) These certificates will accrue interest based on adjustable interest rates, as described in the prospectus supplement.

(3) The Class B1X, Class B2X, Class B3X, Class B4X, Class B5X, Class B7X and Class B8X Certificates will be interest-only certificates; they will not be entitled to payments of principal and will accrue interest on their respective notional amounts as described in the prospectus supplement.

(4) The Class B1, Class B2, Class B3, Class B4, Class B5, Class B7 and Class B8 Certificates will accrue interest with respect to each distribution date at a per annum rate equal to LIBOR plus 0.52%, LIBOR plus 0.55%, LIBOR plus 0.58%, LIBOR plus 0.70%, LIBOR plus 0.95%, LIBOR plus 1.70%, and LIBOR plus 2.25%, respectively, subject to the applicable available funds cap as described in the prospectus supplement. The Class B1, Class B4, Class B5 and Class B8 Certificates will have the benefit of an interest rate cap agreement beginning with the distribution date in January 2005 through the distribution date in December 2009 that is intended to partially mitigate the

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        interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement. The Class B2 and Class B3 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in January 2005 through the distribution date in November 2009 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement. The Class B7 Certificates will each have the benefit of an interest rate cap agreement beginning with the distribution date in January 2005 through the distribution date in November 2011 that is intended to partially mitigate the interest rate risk that could result from the difference between the interest rates on such certificates and the applicable available funds cap, as described in the prospectus supplement.

(5) The trustee, on behalf of the trust fund, will enter into seven interest rate cap agreements for the benefit of the Class B1, Class B2, Class B3, Class B4, Class B5, Class B7, Class B8 and Class CX Certificates.